UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009 (January 23, 2009)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers
     On January 23, 2009 (the “Effective Date”), James T. Rens (“Mr. Rens”), Chief Financial Officer of CVR Energy, Inc. (the “Company”), the Company and Coffeyville Resources, LLC entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Rens’s employment shall cease on the earlier to occur of (i) June 30, 2009, or (ii) ten days after written notice from the Company that Mr. Rens’s services are no longer necessary (such date herein referred to as (the “Termination Date”) (the period starting on the Effective Date and ending on the Termination Date is referred to as the “Term”).
     Pursuant to the Separation Agreement, the Amended and Restated Employment Agreement entered into between Mr. Rens and the Company dated December 29, 2007 (the “Employment Agreement”) terminated except for certain provisions relating to confidential information, non-competition, and non-solicitation of employees or customers. In that regard, the period during which the non-competition restriction applies following Mr. Rens’s termination was reduced to three months from twelve months.
     During the Term, Mr. Rens shall continue as the Company’s chief financial officer and perform all such duties as are customarily performed by someone serving in the position as chief financial officer, and will assist in the transition of the duties and responsibilities of the chief financial officer to a successor chief financial officer (and, if such successor is an interim chief financial officer, will assist in the transition of the duties and responsibilities to a permanent chief financial officer, to the extent requested by the Company’s chief executive officer) and perform such other or additional duties as Mr. Rens and the board of directors of the Company (the “Board”) shall mutually agree.
     For his service during the Term, Mr. Rens shall be entitled to the following compensation and benefits: (i) a base salary at an annual rate of $330,000, (ii) a cash bonus based on a target bonus of 120% of Mr. Rens’s base salary, pro-rated based upon the number of days Mr. Rens is employed by the Company during the 2009 fiscal year prior to the Termination Date, with the actual bonus to be based upon Mr. Rens’s and/or the Company’s performance criteria established for the 2009 fiscal year by the Compensation Committee of the Board; provided, however, that such bonus shall be no less than $330,000, pro-rated based on the number of days Mr. Rens is employed by the Company during the 2009 fiscal year prior to the Termination Date and (iii) Mr. Rens shall be eligible to participate in health, insurance, retirement, and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company. Receipt of the foregoing compensation and benefits by Mr. Rens during the Term is conditioned on Mr. Rens executing a release of claims and such release becoming effective and irrevocable no later than the eighth day following the Effective Date.
     As additional consideration for performance of his duties under the Separation Agreement and subject to his compliance with the restrictive covenants contained in the Employment Agreement and the execution of an additional release of claims (which release must become effective and irrevocable within 30 days following the Termination Date), Mr. Rens shall be paid or provided the following additional consideration (collectively, the “Separation Benefits”):
(i) Payments equal to $330,000 (with $165,000 payable on the day following the sixth month anniversary of the Termination Date, and $165,000 paid over the six month period commencing on the day following the sixth month anniversary of the Termination Date);
(ii) Continuation of medical benefits on the same terms that Mr. Rens would otherwise be eligible to receive as an active employee of the Company for a period of 12 months following the Termination Date or until such time as he becomes eligible for medical benefits from a subsequent employer, whichever date occurs first. For 6 months thereafter, (and provided Mr. Rens has not become eligible for medical benefits from a subsequent employer), the Company shall reimburse Mr. Rens for any difference between (a) the premium he is required to pay for continued medical coverage under the Company’s plan, and (b) the amount that Mr. Rens would have been required to pay for such coverage had he continued to be an active employee of the Company.
(iii) Phantom service points and phantom performance points granted to Mr. Rens pursuant to the Coffeyville Resources, LLC Phantom Unit Appreciation Plans I and II (the “Phantom Plans”), shall become partially vested as follows: (a) seventy-five percent (75%) of the phantom service points that have been granted to Mr. Rens prior to the Termination Date shall become immediately vested and non-forfeitable as of the Termination Date, and (b) fifty percent (50%) of the phantom performance points that have been granted to Mr. Rens prior to the Termination Date shall become immediately vested and non-forfeitable for a period of 24 months following the Termination Date, subject to the satisfaction of applicable performance conditions in the Phantom Plans. Upon the completion of such 24 month period, all phantom performance points granted to Mr. Rens shall be forfeited and of no further benefit to Mr. Rens.
     In the event that Mr. Rens breaches any provision of the Separation Agreement (including the provisions of the Employment Agreement that survive the execution of the Separation Agreement), Mr. Rens will immediately return to the Company any portion of the Separation Benefits that have been paid or provided to Mr. Rens, and all Phantom Service Points and Phantom Performance Points granted to Mr. Rens shall be forfeited as of the date of such breach.
     In addition, on January 23, 2009, Mr. Rens, Coffeyville Acquisition, LLC (“Acquisition LLC”), Coffeyville Acquisition II, LLC (“Acquisition II LLC”) and Coffeyville Acquisition III, LLC (“Acquisition III LLC”, together with Acquisition LLC and Acquisition II LLC, the “Companies”) entered into the LLC Unit Agreement, which provides for the treatment of the operating units and value units in the Companies held by Mr. Rens upon the Termination Date. With respect to operating units, upon the Termination Date a number of operating units in the Companies held by Mr. Rens shall become vested such that in the aggregate seventy-five percent (75%) of such operating units shall be vested and non-forfeitable as of Termination Date. With respect to value units, upon the Termination Date a number of value units in the Companies held by Mr. Rens shall become vested such that in the aggregate fifty percent (50%) of such value units shall be vested and non-forfeitable for a period of 24 months following the Termination Date, subject to the satisfaction of applicable performance conditions. Upon the completion of such 24 month period, if no exit event as specified in the relevant Company agreement has occurred (and no definitive agreement shall then be in effect with respect to a transaction which if consummated would result in an exit event), all value units shall be forfeited and of no further benefit to Mr. Rens. In the event that Mr. Rens breaches any provision of the Separation Agreement (including the provisions of the Employment Agreement that survive the execution of the Separation Agreement), all operating units and value units held by Mr. Rens shall be forfeited as of the date of such breach.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 26, 2009

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary